Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-266730) and in the Registration Statement on Form S-8 (No. 333-262092) of Assure Holdings Corp. of our report dated April 26, 2024, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern relating to the consolidated financial statements for the fiscal year ended December 31, 2023, which appears in this Form 10-K.

/s/ Withum Smith+Brown, PC,
Whippany, New Jersey
April 26, 2024